Exhibit 10.15

TEXAS INDUSTRIES, INC.

2003 SHARE APPRECIATION RIGHTS PLAN

1.	Name of Plan and Purpose; Effective Date.

The purpose of this Plan, which shall be known as the “Texas Industries, Inc. 2003 Share Appreciation Rights Plan” (the “Plan”), is to provide Texas Industries, Inc., a Delaware corporation (the “Company”), and its subsidiary corporations and affiliates (“Subsidiary” or “Subsidiaries”) with a means to permit non-employee Directors and key employees of the Company to participate in the appreciation of the common stock of the Company through the grant of Stock Appreciation Rights (“SARs”), and increase the incentive of such Directors and key employees to advance the financial interests of the Company and its shareholders. The effective date of this Plan is October 21, 2003 (“Effective Date”).

2.	Administration.

2.1 This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Committee”). The Committee shall have the power and authority granted to it by the provisions of this Plan. Subject to the rights of the Board to review and modify all or any of the same, the Committee may, from time to time, establish, amend and rescind such rules, regulations and procedures with respect to this Plan as it deems appropriate. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time, or from time to time appoint a special purpose committee of at least two (2) directors who are “disinterested persons” as that term is defined Rule 16b-3(c)2(i) under the Securities Exchange Act of 1934, as amended, and delegate to such special purpose committee the authority to determine the grant of SARs to directors of the Company in addition to the automatic grant provided for in Section 6. Such special committee shall have no authority to administer the Plan or to amend the Plan in any manner.

2.2 The Committee shall resolve any questions regarding this Plan, any grant made pursuant hereto or any rule, regulation or procedure adopted by the Committee, and its determination shall be conclusive.

2.3 No member of the Compensation Committee or the Board of Directors shall be liable for any action taken or determination made by him in good faith with respect to the Plan or any award hereunder.

3.	Eligibility to Participate.

Those persons eligible to participate in this Plan are non-employee Directors of the Company and such members of management of the Company and/or its Subsidiaries that the Board may from time to time include.

4.	Establishment of SARs.

4.1 The stock subject to the SARs granted under the Plan shall be the Common Stock, $1.00 par value of the Company (“Common Stock”). Each SAR shall be deemed to equal one (1) share of Common Stock, and except as otherwise required or permitted by Section 4.2, the aggregate number of SARs which may be granted under the Plan shall not exceed 1,000,000. If a SAR expires, terminates, is forfeited or is otherwise surrendered, in whole or in part, the shares allocable to such SAR shall again become available for SARs under the Plan.

4.2 The aggregate number of SARs which may be granted pursuant to the provisions of the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock dividend, stock split or similar event and may, in the sole discretion of the Board of Directors of the Company, be similarly adjusted for any other capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Common Stock of rights, warrants, assets or evidences of indebtedness.

4.3 The Company shall not be required to segregate any of its assets in order to provide for the satisfaction of its obligations with respect to the SARs awarded under this Plan. No Grantee (as hereinafter defined) or his/her beneficiary shall have under any circumstances any interest whatsoever in any particular property or assets of the Company.

4.4 The SARs do not, in and of themselves, constitute a share of, nor represent any ownership interest in, the Company. No Grantee or his/her beneficiary shall have any rights of a shareholder by virtue of an award of SARs hereunder. The SARs only represent, upon vesting as provided in Section 5.3, the right to cash.

5.	Terms and Conditions of SARs.

Each SAR granted to the Plan shall be evidenced by a written agreement (the “Agreement”) between the Company and the person to whom the SAR is granted (“Grantee”) in such form or forms as the Committee from time to time prescribes, which shall comply with and be subject to the terms and conditions of this Section 5. In addition, the Committee may, in its absolute discretion, include in any Agreement such other terms, conditions and provisions that are not inconsistent with the express provisions of the Plan.

5.1 SAR Grant Date and Price. The date on which SARs are granted under the Plan shall be referred to as the “Date of Grant” or “Grant Date”. The Base Value (as hereinafter defined) at which each SAR may be granted under the Plan shall be not less than 100% of the fair market value of the Common Stock at the time of the granting of such SAR. “Fair Market Value” shall be deemed to be the mean between the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the day on which the SAR is granted (“SAR Grant Price”). Notwithstanding the foregoing, if the number of shares of Common Stock subject to any SAR is adjusted pursuant to the provisions of the Plan, a corresponding adjustment shall be made to the SAR Grant Price.

5.2 Duration of SARs. Each SAR granted under the Plan shall expire and all rights pursuant thereto shall cease on the date which shall be the tenth anniversary of the Grant Date.

5.3 Vesting of SARs. A Grantee’s rights to exercise any SARs granted by the Compensation Committee shall vest, subject to Sections 5.4, 9 and 10 hereof, at a rate of 20% per year of the SARs granted, commencing one (1) year after the Grantee is initially granted SARs. Such annual vesting shall occur if the Grantee is in the full time employ, or serves as a director, of the Company or any Subsidiary on the last day of such twelve-month period and has been continually employed or served as a director of the Company (except for such leaves of absence as have been approved by the Committee) for the period commencing as of the Date of Grant.

5.4 Mergers, Consolidations, Etc. If the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding SARs or for substitution of new SARs therefor, the Committee shall cause written notice of the proposed transaction to be given to each Grantee not less than twenty (20) days prior to the anticipated effective date of the proposed transaction, and his or her SARs shall become fully (100%) vested and, prior to the date specified in such notice, which shall not be more than ten (10) days prior to the effective date of the proposed transaction, each Grantee shall have the right to exercise his or her SARs. Each Grantee, by so notifying the Company in writing, may in exercising his or her SARs, condition such exercise upon, and provide that such exercise become effective at the time of, but immediately before, the consummation of the transaction. If the transaction is consummated, each SAR to the extent not previously exercised, before the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any SAR not exercised shall continue to be available for exercise in accordance with other provisions of the Plan and (ii) to the extent that any SAR not exercised before such abandonment shall have vested solely by operation of this Section 5.4 shall be reinstituted, as of the date of such abandonment.

5.5 Redeemed or Terminated SARs. Any SARs redeemed by the Company pursuant to Section 5.4 or 9 and any SARs forfeited by a Grantee pursuant to Section 10 or pursuant to the terms of the written agreement evidencing such award, shall be available for subsequent grant pursuant to this Plan to the other Grantees.

5.6 Base Value. For purposes of measuring the appreciation in value of the Company and the SARs, a base value rate per SAR (“Base Value”) shall be the Fair Market Value of one share of Common Stock on the Date of Grant.

5.7 Net Appreciation Value. “Net Appreciation” shall be the Fair Market Value of the Common Stock on the Exercise Date (as defined below) LESS the Base Value.

6.	Automatic Grant of SARs to Non-Employee Directors.

SARs shall be automatically granted without further action by the Board of Directors or the Committee in accordance with this Section 6. Each person who is elected as a director of the Company, who was not a director of the Company prior to such election, and who is not an employee of the Company on the date of election as a director, shall be granted 10,000 SARs on the date such person is elected as a director. Each person who is re-elected as a director of the Company shall be granted 5,000 SARs on the date such person is re-elected as a director.

7.	Exercise of SARs.

7.1 Upon the exercise of rights relating to vested SARs, Grantee will be entitled to receive payment for Net Appreciation pursuant to the terms of Section 8. SARs may be exercised at the sole discretion of the Grantee at any time within ten (10) years after such SARs have been granted, to the extent then vested.

7.2 Grantee must give written notice of any exercise of rights with regard to vested SARs to the Committee or the person selected by the Committee for such purpose. Such written notice must be given in the manner or form as the Committee may determine. Any exercise of rights will be deemed to have been made on the date such notice is received by the Committee or the person selected for such purpose (the “Exercise Date”).

8.	Payment for SARs.

8.1 Upon exercise by a Grantee of any vested SARs, the value of each vested SAR will be the Net Appreciation of the related Common Stock and Grantee will be entitled to payment for the number of vested SARs exercised multiplied by the Net Appreciation.

8.2 Payment for any exercised vested SARs shall be made in cash.

8.3 Within thirty (30) days after the Exercise Date of any vested SARs by a Grantee, the Company shall be obligated to pay the Grantee pursuant to this Section 8 (the “Payment Due Date”). Following such payment, the Company shall reduce on its records the total number of SARs held by the Grantee by the number of SARs exercised.

8.4 No Grantee shall be obligated to make any payments to the Company in the event that the value of his SARs at any time is less than zero.

8.5 To the extent required by applicable law, the Company shall make tax withholdings on payments made by the Company for SARs.

9.	Termination of Service as a Director.

Unless otherwise determined by the Committee, the following shall apply in the event of a Grantee’s termination of service as a director of the Company.

9.1 Except as provided in Section 9.4, in the event of a Grantee’s termination of service as a director of the Company as a result of his or her removal as a director for Misconduct (as hereinafter defined), his or her SAR shall immediately terminate.

9.2 In the event of the Grantee’s service as a director under circumstances other than those specified in Section 9.1, his or her SARs shall terminate on the date which is ninety (90) days from the date of such termination of service as a director or on its Expiration Date, whichever shall first occur.

9.3 In the event of the death of a Grantee while he or she is serving as a director of the Company, his or her SAR shall terminate on the first anniversary of the Grantee’s death or on its Expiration Date, whichever shall first occur.

9.4 Anything contained in this Section 9 to the contrary notwithstanding, a SAR may only be exercised following the Grantee’s termination of service as a director if, and to the extent that, such SAR was exercisable immediately prior to such termination as a director.

Neither the Plan nor any SAR granted under the Plan shall confer upon a Grantee any right to continue to serve as a director or interfere in any way with the right of the Board of Directors of the Company to terminate such Grantee’s service as a director of the Company at any time, with or without cause, notwithstanding the possibility that the number of SARs exercisable by such Grantee under such Grantee’s grant or grants may thereby by reduced or eliminated.

10.	Termination of Employment.

In the event that a Grantee ceases to be an employee of the Company or its Subsidiaries otherwise than by reason of death, such SARs granted to such Grantee may, subject to the provisions of this Section 10, be exercised (to the extent vested upon the termination of such Grantee’s employment) at any time (a) within one (1) year after the termination of such Grantee’s employment due to “permanent and total disability”, as defined in Section 22(e)(3) of the Internal Revenue Code, as amended (“Code”) (hereinafter in this Section 10 “total disability”); (b) within one (1) year after termination of employment by reason of retirement pursuant to any retirement plan of the Company or its Subsidiaries (“Retirement”); or (c) within three (3) months after the termination of such Grantee’s employment other than as described in the preceding clauses (a), (b) and (c). Notwithstanding the foregoing, in no event may a SAR be exercised after expiration of its stated term. SARs granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or any of its Subsidiaries. The Agreement may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence for employees. Nothing in the Plan or in any SAR granted pursuant to the Plan shall confer on any Grantee any right to continue in the employ of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Grantee’s employment at any time, with or without cause, notwithstanding the possibility that the number of SARs exercisable by such Grantee under such Grantee’s grant or grants may thereby be reduced or eliminated.

11.	Death of Grantee.

In the event of the death of a Grantee to whom a SAR has been granted under the Plan, such SAR (unless the SAR shall have been previously terminated pursuant to the provisions of Section 9 or Section 10, or the Agreement provides otherwise) may be exercised (to the extent of the number of SARs vested at the time of Grantee’s death) by a legatee or legatees of such Grantee under the Grantee’s last will, or by the Grantee’s personal representatives or distributees, at any time within a period of one (1) year (notwithstanding any longer period of time that would otherwise be permitted under this Agreement) after such person’s death, but not after the expiration of the SAR’s stated term.

12.	Termination for Misconduct.

In the event a Grantee’s service or employment is terminated for “Misconduct”, then all vested SARs shall be redeemed by the Company within thirty (30) days after termination for the total cash amount of $1.00 for all such SARs. The term “Misconduct” shall mean (i) repeated failure to report for work other than due to illness or authorized leave of absence; (ii) repeated failure to attend meetings of the Board of Directors; (iii) conviction of a felony; (iv) an act of fraud, embezzlement or dishonesty; (v) deliberate and intentional violation of the material policies or procedures of the Company; or (vi) deliberate and intentional disregard of instructions from the Company’s executive officers or the Board of Directors.

13.	Amendment of the Plan.

The Board of Directors of the Company may at any time, and from time to time, amend or modify the Plan in any respect by written instrument duly adopted by the Board; provided, however, that no amendment shall divest any Grantee, without the consent of such Grantee, of SARs to which such Grantee would have been entitled under the Plan as in effect on the day immediately preceding the date of adoption of the amendment. Any such amendment or modification shall become effective on or as of such dates as the Board shall determine and may apply to Grantees on the effective date as well as future Grantees.

14.	Termination of the Plan.

The Board of Directors may at any time terminate this Plan by the adoption of a resolution of the Board to that effect; in the event of such termination, the Committee is authorized under this Plan to approve on behalf of the Company, arrangements, arrived at by mutual consent of the Committee and a Grantee, providing for cancellation and settlement of all outstanding SARs held by such Grantee, regardless of whether the right to exercise such SARs have vested pursuant to the terms of the Agreement governing such SARs, and whereby such Grantee may receive cash in consideration for the cancellation of such SARs and in full settlement of such Grantee’s rights with respect to such SARs. Absent termination such as described in the preceding sentence, no SARs shall be granted pursuant to this Plan after ten (10) years from the date of adoption of this Plan by the Board, and this Plan shall remain in effect thereafter only for the purposes of and to the extent necessary to administer outstanding SARs in accordance with the terms of this Plan and the agreements governing outstanding SARs.

15.	SARs not Transferable.

SARs granted under the Plan may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution and shall not be otherwise assignable by operation of law or subject to execution, attachment or similar process. SARs may be exercised during the lifetime of a Grantee only by such Grantee, or by such Grantee’s attorney-in-fact. Any attempted sale, pledge, assignment, hypothecation or other transfer of a SAR contrary to the provisions hereof and the levy of any execution, attachment or similar process upon a SAR shall be null and void and without force or effect. No exercise of a SAR by an attorney-in-fact or transfer of any SAR by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the exercise or transfer and the acceptance by the transferee or transferees of the terms and conditions of the Agreement with respect to such SAR.

16.	Form of SAR Agreement; Notification.

SARs granted pursuant to this Plan shall be evidenced by Agreements in the form and on such terms consistent with the provisions of this Plan and the Committee shall from time to time adopt. Each grantee of a SAR shall be promptly notified of the grant and a written Agreement shall promptly be executed and delivered by or on behalf of the Company and the grantee, provided that such grant of a SAR shall expire if a written Agreement is not signed by such grantee (or his or her agent or attorney) and delivered to the Company within thirty (30) days of the Grant Date.